EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22399) of Virginia Beach Federal Financial Corporation of our report dated February 7, 1995, appearing in this Annual Report on Form 10-K.




/s/ Price Waterhouse LLP

Norfolk, Virginia
March 26, 1997